Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Maximum Dynamics, Inc. on Form SB-2, of our report dated April 13, 2004, appearing in the Prospectus and the Selected Financial Data, which is part of this Registration
Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Cordovno and Honeck, P.C.
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Cordovano and Honeck, P.C.
Denver, Colordao
June 16, 2004